UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 26, 2007, ArvinMeritor, Inc. (“ArvinMeritor”) entered into Amendment No. 3 to Credit Agreement, among ArvinMeritor, ArvinMeritor Finance Ireland (“AFI”), the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent. The amendment relates to the Credit Agreement, dated as of June 23, 2006, by and among ArvinMeritor, AFI, the institutions from time to time parties thereto as lenders, JPMorgan Chase Bank, National Association, as Administrative Agent, Citicorp North America, Inc. and UBS Securities LLC, as Syndication Agents, ABN AMRO Bank N.V., BNP Paribas and Lehman Commercial Paper Inc., as Documentation Agents, and J.P. Morgan Securities Inc. and Citigroup Global Markets, as Joint Lead Arrangers and Joint Book Runners (the “Credit Agreement”). The primary purposes of the amendment are to (a) increase the amount of outstanding foreign accounts receivable financing permitted under the Credit Agreement; and (b) amend the covenant with respect to permitted acquisitions to be consistent with the current debt ratios required by the Credit Agreement. The amendment is filed as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10 -	Amendment No. 3 to Credit Agreement, dated as of October 26, 2007,

among ArvinMeritor, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II

Vernon G. Baker, II
Senior Vice President and General Counsel

Date: October 29, 2007

EXHIBIT INDEX

Exhibit No.	Description

10	Amendment No. 3 to Credit Agreement, dated as of October 26, 2007,

among ArvinMeritor, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent